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                                                                     Exhibit 5.1


                    [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                              November 20, 1998



Board of Directors
HMC Merger Corporation
10400 Fernwood Road
Bethesda, Maryland  20817



Ladies and Gentlemen:


          We are acting as counsel to HMC Merger Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-4, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of up to 208,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the proposed merger of Host Marriott Corporation, a Delaware corporation, into the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Articles of Incorporation of the Company, as certified by the Maryland State Department of Assessments and Taxation (the "SDAT") on September 29, 1998, and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Articles of Amendment to Articles of Incorporation of the Company, as filed with the SDAT on November 19, 1998, and as certified by the Company on the date hereof as then being complete, accurate and in effect.

          4. The Form of Articles of Amendment and Restatement of Articles of Incorporation of the Company (the "Restated Articles").
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HMC Merger Corporation
November 20, 1998
Page 2


          5. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          6. Resolutions of the Board of Directors of the Company adopted on November 18, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the Common Stock and arrangements in connection therewith.

          7. The Form of Agreement and Plan of Merger to be entered into by and among Host, the Company and Host Marriott, L.P., a Delaware limited partnership (the "Agreement and Plan of Merger").

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, and the authenticity of all original documents and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. In rendering the opinion below, we have assumed that none of the Common Stock will be issued in violation of the ownership limits set forth in the Restated Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations or as to compliance with the securities (or "blue sky") laws of Maryland.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) due execution and delivery by the parties thereto of the Agreement and Plan of Merger, (iii) effectiveness of the Merger under Delaware and Maryland law and
(iv) issuance of the Common Stock pursuant to the terms of the Merger Agreement and as described in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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HMC Merger Corporation
November 20, 1998
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          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.